UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

DEX ONE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 4, 2012, the New York Stock Exchange (the “NYSE”) notified Dex One Corporation (the “Company”) that it had fallen below one of the NYSE’s continued listing standards. Rule 802.01C of the NYSE Listed Company Manual requires that the average closing price of the Company’s common stock over a consecutive 30 trading-day period equal or exceed $1.00 per share. On August 7, 2012, the NYSE notified the Company that a calculation of the Company’s average stock price for the 30-trading days ended August 6, 2012 indicated that the Company’s stock price was above the NYSE’s minimum requirement of $1.00 per share based on a 30-trading day average and that the Company is in compliance with the $1.00 share price continued listing criterion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Chief Administrative Officer

Date: August 10, 2012